SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) February 5, 2007

SIENA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5625 Arville, Suite E Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 889-8777
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01 Entry Into a Material Definitive Agreement

On February 5, 2007, Siena Technologies, Inc. (“Siena”) and its subsidiary, Kelley Communication Company, Inc. (together with Siena, the “Company”) entered into a Second Loan Restructure Agreement (the “Second Restructuring Agreement”) with Dutchess Private Equities Fund, Ltd., as successor in interest to Dutchess Private Equities Fund LP and Dutchess Private Equities Fund II LP and Dutchess Advisors Ltd. (collectively “Dutchess”). A copy of the Second Restructuring Agreement is attached hereto as Exhibit 10.10.

The Second Restructuring Agreement restructured the Company’s obligations under the Loan Restructure Agreement between the Company and Dutchess dated August 1, 2006 (the “Original Restructuring Agreement”) a copy of which was filed as Exhibit 10.38 to our Form 10-QSB for the quarter ended June 30, 2006. The Original Restructuring Agreement superseded all agreements and outstanding loans from Dutchess pursuant to certain loan documents between the Company and Dutchess from and after 2003 (the “Loan Documents”). Except as set forth in the Second Restructuring, the Original Restructuring Agreement remains in full force and effect.

The terms of the Second Restructuring Agreement, which is effective December 31, 2006, supersedes several of the provisions of the Original Restructuring Agreement as described below.

Payment Terms

The payment terms of the Promissory Note dated August 1, 2006 (the “Note”) by the Company in favor of Dutchess in the principal amount of $6,254,960 were revised to provide a new amortization table for the repayment of the Note. The new amortization table is attached as Exhibit A to the copy of the Second Restructuring Agreement filed as Exhibit 10.10 to this Form 8-K. The Second Restructuring Agreement amends the Company’s debt service obligations to Dutchess as follows;

Year ended December 31;	Prior to Second Restructuring	Subsequent to Second Restructuring

2007	$675,000	$300,000
2008	$1,050,000	$600,000
2009	$1,425,000	$900,000
2010	$1,875,000	$1,200,000
2011	$2,510,642	$1,500,000
January 1, 2012	$0	$3,817,859
Total Debt Service Payments	$7,535,642	$8,317,859

Future Recapitalization

The terms of the Original Restructuring Agreement prohibited the Company from borrowing money or selling stock of Siena, which borrowing or sale either alone or aggregated during any 6-month period exceeds $250,000, without Dutchess’ prior written consent. The Second Restructuring Agreement modified those terms to allow the Company to borrow money as it deems reasonable with no necessity for Dutchess’ consent. The terms prohibiting the Company from granting subordinate liens against or subordinate security interests in any of the assets of the Company that are subject to any lien or security interest of Dutchess without Dutchess’ prior written consent remained in place.

Prepayment from Future Recapitalization

The terms of the Original Restructuring Agreement provided that if prior to the Company’s full payment and satisfaction of the New Note, the Company borrows funds or raises capital from the sale of the Company’s common stock from a person other than Dutchess and the net proceeds from such financing(s) exceed $3,500,000, the Company is required to pay Dutchess 50% of the proceeds from such financing that exceed $3,500,000 up to the unpaid balance of the Note, as a principal prepayment on the Note. The Second Restructuring Agreement changed the threshold for this repayment from $3,500,000 net proceeds to $4,000,000 in gross proceeds.

Sale of the Company’s Assets

The Original Restructuring Agreement prohibited the Company from selling any of its assets (other than assets sold in the ordinary course of business) without Dutchess’ prior written consent (an “Asset Sale”). The Second Restructuring Agreement excluded the sale of the Company’s cable assets at Tuscany, a residential community in Henderson Nevada from the definition of an Asset Sale.

The requirement that the Company pay to Dutchess 33% of the proceeds of the Asset Sale (after the fees and expenses associated with the Asset Sale), up to the unpaid balance of the New Note, as a prepayment on the New Note remained in place.

Additionally, under the Second Restructuring Agreement,

•	Dutchess waived any default that had occurred under the Loan Documents prior to the date of the Second Restructuring Agreement;

•	Dutchess waived all penalties and premiums that had accrued under the Loan Documents prior to the date of the Second Restructuring Agreement;

•	Dutchess waived any obligation to register any securities of the Company imposed by the Loan Documents prior to the date of the Second Restructuring Agreement; and

•	Dutchess waived any default under the Original Restructuring Agreement that may have occurred prior to the date of the Second Restructuring Agreement.

•	The parties mutually released the other party and their affiliates from any liabilities one to the other prior to the date of the Second Restructuring Agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.10	Second Loan Restructuring Agreement dated February 5, 2007 between the Company and Dutchess

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENA TECHNOLOGIES, INC.
February 9, 2007	/s/ Christopher G. Pizzo Christopher G. Pizzo Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	METHOD OF FILING

10.10	Second Loan Restructuring Agreement dated February 5, 2007 between the Company and Dutchess	Filed herewith electronically